EXHIBIT 10.6

                            SELECT THERAPEUTICS INC.
                            #300 , 50 O=Connor Street
                             Ottawa, Ontario K1P 6L2
                                     CANADA
                             Telephone: 613-721-6751
                                Fax: 613-721-6752

1 January 1999

Cliff Lingwood
@HSC

Re: Consulting Service Contract

Further to our discussions and past practice this memo confirms that SELECT Therapeutics (Canada) Inc. intends to utilize your services in conjunction with:

          -research evaluation and technology assessment
          -sourcing and managing research and IP acquisition
          -liaison with scientific and medical advisors

This consulting is separate from research sponsored by the Company at HSC. You will work as an independent contractor and be paid on a gross basis with no deductions or insurance coverage. You will be responsible for billing any applicable taxes such as GST.

SELECT will reimburse you for appropriate expenses incurred on behalf of the Company subject to approval. This agreement shall remain effective unless specifically terminated.

Your monthly rate of $2,000 Canadian is confirmed. Termination or changes may be made on 30 days notice.

As you are a Director of SELECT this agreement must be disclosed by the Company.


/s/ Robert Bender
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R. Bender, CEO